As filed with the Securities and Exchange Commission on May 15, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

METABASIS THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	33-0753322
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

11119 North Torrey Pines Road

La Jolla, CA 92037

(Address of Principal Executive Offices)

Metabasis Therapeutics, Inc.

Amended and Restated 2001 Equity Incentive Plan

2004 Non-Employee Directors’ Stock Option Plan

2004 Employee Stock Purchase Plan

(Full Titles of the Plans)

Mark D. Erion, Ph.D.

President, Chief Executive Officer and Chief Scientific Officer

Metabasis Therapeutics, Inc.

11119 North Torrey Pines Road

La Jolla, CA 92037

(Name and Address of Agent for Service)

(858) 587-2770

(Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Frederick T. Muto, Esq.

Jason L. Kent, Esq.

Cooley Godward Kronish LLP

4401 Eastgate Mall

San Diego, CA 92121

(858) 550-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock issuable under the Amended and Restated 2001 Equity Incentive Plan (par value $0.001 per share)	1,000,000 shares(3)	$0.39	$390,000.00	$21.76
Common Stock issuable under the 2004 Non-Employee Directors’ Stock Option Plan (par value $0.001 per share)	100,000 shares(4)	$0.39	$39,000.00	$2.18
Common Stock issuable under the 2004 Employee Stock Purchase Plan (par value $0.001 per share)	429,232 shares(5)	$0.39	$167,400.48	$9.34
Total	1,529,232 shares	N/A	$596,400.48	$33.28

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, or the 1933 Act, this Registration Statement also registers any additional shares of the Registrant’s common stock, par value $0.001 per share, or the Common Stock, as may become issuable under any of the plans as a result of any stock split, stock dividend, recapitalization or similar event.

(2)	This estimate is made pursuant to Rule 457(c) and Rule 457(h)(1) of the 1933 Act solely for purposes of calculating the registration fee. The price per share and aggregate offering price are based upon the average of the high and low prices of the Common Stock on May 13, 2009, as reported on the Nasdaq Stock Market.

(3)	Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the Amended and Restated 2001 Equity Incentive Plan, or the 2001 EIP, on January 1, 2009 pursuant to an “evergreen” provision contained in the 2001 EIP. Pursuant to such provision, on the first day of the Registrant’s fiscal year from 2005 until 2014, the number of shares authorized for issuance under the 2001 EIP is automatically increased by a number equal to the lesser of: three percent of the fully-diluted shares of Common Stock outstanding on January 1 of the current fiscal year; 1,000,000 shares of Common Stock; or a lesser number of shares of Common Stock that may be determined each year by the Registrant’s board of directors.

(4)	Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the 2004 Non-Employee Directors’ Stock Option Plan, or the 2004 NEDSOP, on January 1, 2009 pursuant to an “evergreen” provision contained in the 2004 NEDSOP. Pursuant to such provision, on the first day of the Registrant’s fiscal year from 2005 until 2014, the number of shares authorized for issuance under the 2004 NEDSOP is automatically increased by a number equal to the lesser of: 100,000 shares of Common Stock; or a lesser number of shares of Common Stock that may be determined each year by the Registrant’s board of directors.

(5)	Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the 2004 Employee Stock Purchase Plan, or the 2004 ESPP, on January 1, 2009 pursuant to an “evergreen” provision contained in the 2004 ESPP. Pursuant to such provision, on the first day of the Registrant’s fiscal year from 2005 until 2014, the number of shares authorized for issuance under the 2004 ESPP is automatically increased by a number equal to the lesser of: one percent of the fully-diluted shares of Common Stock outstanding on January 1 of the current fiscal year; 500,000 shares of Common Stock; or a lesser number of shares of Common Stock that may be determined each year by the Registrant’s board of directors.

INCORPORATION BY REFERENCE OF CONTENTS OF

REGISTRATION STATEMENTS ON FORM S-8 NOS. 333-116545, 333-125322,

333-133096, 333-141983 AND 333-150808

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which Registration Statements of the Registrant on Form S-8 relating to the same employee benefit plans are effective. The Registrant previously registered shares of its Common Stock for issuance under the 2001 EIP, the 2004 NEDSOP and the 2004 ESPP under Registration Statements on Form S-8 filed with the Securities and Exchange Commission, or SEC, on June 16, 2004 (File No. 333-116545), May 27, 2005 (File No. 333-125322), April 7, 2006 (File No. 333-133096), April 9, 2007 (File No. 333-141983) and May 9, 2008 (File No. 333-150808). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above.

Item 8.	Exhibits

Exhibit Number	Description

4.1(1)	Amended and Restated Certificate of Incorporation of the Registrant.

4.2(2)	Amended and Restated Bylaws of the Registrant.

4.3(1)	Form of Common Stock Certificate.

4.4(1)	Amended and Restated Investors’ Rights Agreement dated October 28, 2003 between the Registrant and certain of its stockholders.

4.5(3)	Form of Warrant issued pursuant to the Securities Purchase Agreement dated September 30, 2005, by and among the Registrant and the individuals and entities identified on Exhibit A thereto.

4.6(4)	Common Stock Purchase Agreement dated November 2, 2006 between the Registrant and Kingsbridge Capital Limited.

4.7(5)	Amendment to Common Stock Purchase Agreement dated February 15, 2008, by and between the Registrant and Kingsbridge Capital Limited.

4.8(4)	Registration Rights Agreement dated November 2, 2006 between the Registrant and Kingsbridge Capital Limited.

4.9(5)	Amended and Restated Warrant dated February 15, 2008 issued by the Registrant to Kingsbridge Capital Limited.

4.10(6)	Warrant to Purchase Shares of Common Stock dated March 14, 2008 issued by the Registrant to Oxford Finance Corporation.

4.11(7)	Form of Registration Rights Agreement, dated April 14, 2008, by and among the Registrant and the individuals and entities identified on the signature pages thereto.

4.12(7)	Form of Warrant issued pursuant to the Securities Purchase Agreement dated April 14, 2008, by and among the Registrant and the individuals and entities identified on the signature pages thereto.

5.1	Opinion of Cooley Godward Kronish LLP.

10.1(8)	Amended and Restated 2001 Equity Incentive Plan and Form of Stock Option Agreement thereunder.

10.2(9)	2004 Non-Employee Directors’ Stock Option Plan and Form of Stock Option Agreement thereunder.

10.3(8)	2004 Employee Stock Purchase Plan and Form of Offering Document thereunder.

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2	Consent of Cooley Godward Kronish LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney. Reference is made to the signature page hereto.

(1)	Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (No. 333-112437), originally filed on February 3, 2004.

(2)	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed on October 2, 2007.

(3)	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed on October 5, 2005.

(4)	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed on November 2, 2006.

(5)	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed on February 15, 2008.

(6)	Incorporated by reference to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 filed on March 17, 2008.

(7)	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed on April 22, 2008.

(8)	Incorporated by reference to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 filed on March 13, 2007.

(9)	Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2007 filed on May 4, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on May 15, 2009.

METABASIS THERAPEUTICS, INC.

By:	/s/ Mark D. Erion
Mark D. Erion, Ph.D. President, Chief Executive Officer and Chief Scientific Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints MARK D. ERION, PH.D. and TRAN B. NGUYEN, and each or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark D. Erion Mark D. Erion, Ph.D.	President, Chief Executive Officer, Chief Scientific Officer and Director (Principal Executive Officer)	May 15, 2009

/s/ Tran B. Nguyen Tran B. Nguyen, M.B.A.	Vice President, Chief Financial Officer, Treasurer and Corporate Secretary (Principal Financial Officer)	May 15, 2009

/s/ Trisha M. Millican Trisha M. Millican, C.P.A.	Controller (Principal Accounting Officer)	May 15, 2009

David F. Hale	Chairman of the Board of Directors

/s/ Daniel D. Burgess Daniel D. Burgess, M.B.A.	Director	May 15, 2009

/s/ Luke B. Evnin Luke B. Evnin, Ph.D.	Director	May 15, 2009

/s/ Paul K. Laikind Paul K. Laikind, Ph.D.	Director	May 15, 2009

/s/ Arnold L. Oronsky Arnold L. Oronsky, Ph.D.	Director	May 15, 2009

/s/ William R. Rohn William R. Rohn	Director	May 15, 2009

/s/ George F. Schreiner George F. Schreiner, M.D., Ph.D.	Director	May 15, 2009

Elizabeth Stoner, M.D.	Director

EXHIBIT INDEX

Exhibit Number	Description

4.1(1)	Amended and Restated Certificate of Incorporation of the Registrant.

4.2(2)	Amended and Restated Bylaws of the Registrant.

4.3(1)	Form of Common Stock Certificate.

4.4(1)	Amended and Restated Investors’ Rights Agreement dated October 28, 2003 between the Registrant and certain of its stockholders.

4.5(3)	Form of Warrant issued pursuant to the Securities Purchase Agreement dated September 30, 2005, by and among the Registrant and the individuals and entities identified on Exhibit A thereto.

4.6(4)	Common Stock Purchase Agreement dated November 2, 2006 between the Registrant and Kingsbridge Capital Limited.

4.7(5)	Amendment to Common Stock Purchase Agreement dated February 15, 2008, by and between the Registrant and Kingsbridge Capital Limited.

4.8(4)	Registration Rights Agreement dated November 2, 2006 between the Registrant and Kingsbridge Capital Limited.

4.9(5)	Amended and Restated Warrant dated February 15, 2008 issued by the Registrant to Kingsbridge Capital Limited.

4.10(6)	Warrant to Purchase Shares of Common Stock dated March 14, 2008 issued by the Registrant to Oxford Finance Corporation.

4.11(7)	Form of Registration Rights Agreement, dated April 14, 2008, by and among the Registrant and the individuals and entities identified on the signature pages thereto.

4.12(7)	Form of Warrant issued pursuant to the Securities Purchase Agreement dated April 14, 2008, by and among the Registrant and the individuals and entities identified on the signature pages thereto.

5.1	Opinion of Cooley Godward Kronish LLP.

10.1(8)	Amended and Restated 2001 Equity Incentive Plan and Form of Stock Option Agreement thereunder.

10.2(9)	2004 Non-Employee Directors’ Stock Option Plan and Form of Stock Option Agreement thereunder.

10.3(8)	2004 Employee Stock Purchase Plan and Form of Offering Document thereunder.

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2	Consent of Cooley Godward Kronish LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney. Reference is made to the signature page hereto.

(1)	Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (No. 333-112437), originally filed on February 3, 2004.

(2)	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed on October 2, 2007.

(3)	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed on October 5, 2005.

(4)	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed on November 2, 2006.

(5)	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed on February 15, 2008.

(6)	Incorporated by reference to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 filed on March 17, 2008.

(7)	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed on April 22, 2008.

(8)	Incorporated by reference to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 filed on March 13, 2007.

(9)	Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2007 filed on May 4, 2007.